Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Amendment No. 21 to Registration Statement on Form S-1 (No. 333-230943) of our report dated June 23, 2022, relating to the consolidated financial statements of Addentax Group Corp. as of and for the years ended March 31, 2022 and 2021, to all references to our firm included in this Registration Statement filed with the U.S. Securities and Exchange Commission on July 25, 2022.

/s/ B F Borgers CPA PC

Lakewood, Colorado

July 25, 2022